Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-228467) of Altus Midstream Company and in the related prospectus, and

(2)	Registration Statement (Form S-8 No. 333-234475) of Altus Midstream Company;

of our report dated March 13, 2020, with respect to the financial statements of Breviloba, LLC included in this Annual Report (Form 10-K) of Altus Midstream Company for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Houston, Texas
March 13, 2020